Exhibit 10.6

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made and entered into as of December 1, 2011 by and between HEP INVESTMENTS LLC, a Michigan limited liability company (“Lender”), whose address is 2804 Orchard Lake Road, Suite 205, Keego Harbor, Michigan 48320, and HEALTH ENHANCEMENT PRODUCTS, INC., a Nevada corporation (“Borrower”), whose address is 7740 E. Evans Rd., Suite A100, Scottsdale, Arizona 85260.

RECITALS:

A.

Borrower has requested that Lender makes certain loans in such amounts and upon such terms as requested by Borrower in accordance with the terms of this Agreement.

B.

The parties are entering into this Agreement to define their rights and responsibilities.

NOW, THEREFORE, the parties agree as follows:

1.

Loan.  Lender agrees to make a loan to Borrower in the amount of $2,000,000 (the “Loan”) in accordance with the terms of that certain Senior Secured Convertible Promissory Note attached hereto as Exhibit A (the “Note”).  .

2.

Funding Timing.  Lender hereby agrees to fund the proceeds of the Note as follows:

(a)

Initial Funding Date.  $600,000 shall be advanced pursuant to the Note as of the date of this Agreement (the “Initial Funding Date”), which shall consist of (i) $100,000 previously advanced by Lender; and (ii) $500,000 in cash.

(b)

Subsequent Funding Dates.  Provided that no Event of Default (as defined in the Note) has occurred, the balance of $1,400,000 shall be advanced pursuant to the Note in increments of $250,000 (and $150,000 for the last draw), within ten (10) days after request therefor by Borrower’s Chief Executive Officer.

3.

Use of Proceeds.  Borrower shall use all proceeds from the Loan for working capital purposes in accordance with the operating budget of Borrower attached hereto as Exhibit B (the “Budget”), as revised from time to time with the approval of Lender.  Lender shall not unreasonably withhold, condition, or delay any disbursement of funds consistent with an approved Budget.  All proceeds from the Loan shall initially be deposited in a bank account that is jointly controlled by the Lender and Borrower and disbursed in accordance with the Budget; provided, however, that there will be no additional disbursements of the proceeds from and after an Event of Default, or upon the occurrence of a material adverse change to the business, assets, condition (financial or otherwise), operating results or operations of Borrower.

4.

Fees and Expenses.  On the Initial Funding Date, Borrower shall pay all of Lender’s reasonable fees and expenses incurred in connection with the transactions contemplated by this Agreement and the Loan Documents (as defined below), including, without limitation, any and all due diligence expenses and legal fees and expenses; provided, however, that such fees and expenses shall not exceed $35,000.  In addition, Borrower shall pay Lender a closing fee in the amount of $180,000.00, $108,000.00 of which shall be paid in cash and $72,000.00 of which shall be paid by Borrower’s issuance of 600,000 shares of its common stock.  Such closing fee shall be paid at such times and in such proportion as the Loan is funded, provided that no portion of such fee shall be paid in connection with the $500,000 paid on the Initial Funding Date.  All fees and expenses to be paid by Borrower hereunder may be held back from the proceeds from the Loan otherwise due to Borrower.

5.

Stock Certificate.  Pursuant to Section 4 of this Agreement, Borrower hereby agrees to issue Lender 600,000 shares of its common stock.

6.

Ancillary Documents.  The Loan shall be: (a) secured by a security interest in all of the assets of Borrower pursuant to the terms of that certain Security Agreement attached hereto as Exhibit C (the “Security Agreement”); (b) guaranteed by Borrower’s wholly owned subsidiaries, Health Enhancement Corporation and HEPI Pharmaceuticals, Inc. (collectively, the “Subsidiaries”), pursuant to the terms of that certain Guaranty attached hereto as Exhibit D (the “Guaranty”), which guaranty will be secured by a security interest in all of the assets of Subsidiaries pursuant to the terms of that certain Security Agreement attached hereto as Exhibit E (the “Subsidiaries’ Security Agreement”); and (c) secured by a security interest in all of the intellectual property of Borrower and the Subsidiaries pursuant to the terms of that certain Patent, Copyright, License and Trademark Security Agreement attached hereto as Exhibit F (the “IP Security Agreement”).  In addition, upon Borrower’s receipt of the full $2,000,000 Loan, Borrower shall issue Lender a warrant to purchase 1,666,667 shares of Borrower’s common stock pursuant to the terms of that certain warrant attached hereto as Exhibit G (the “Warrant”) and Borrower and Lender shall enter into a registration rights agreement in the form attached hereto as Exhibit H (the “Registration Rights Agreement”).  Parties acknowledge and agree that the fair market value of the Warrant is one hundred dollars ($100).

7.

Representations and Warranties of Borrower.  Borrower makes the following representations and warranties to Lender: (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; (b) Borrower has the requisite corporate power to own and operate its properties and assets, carry on its business as presently conducted, and execute and deliver this Agreement, the Note, the Security Agreement, the IP Security Agreement, the Warrant, the Registration Rights Agreement and all other documents, instruments and agreements related hereto or thereto (collectively, the “Loan Documents”); (c) all corporate action on the part of Borrower, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Loan Documents by Borrower and for the performance of Borrower’s obligations hereunder and thereunder has been taken; (d) each of the Loan Documents constitutes the legal and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights and general principles of equity; (e)  there are no civil or criminal proceedings pending before any court, government agency, arbitration panel, or administrative tribunal or, to Borrower's knowledge, threatened against Borrower; (f) except for the Subsidiaries, Borrower does not own or control any equity security or other interest of any other corporation, partnership, limited liability company or other business entity; (g) as of October 31, 2011, Borrower’s authorized capital stock consists solely of 150,000,000 shares of common stock, of which 114,951,491 are issued and outstanding on a fully diluted and as converted basis; (h) other than as set forth on Schedule 7(h), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from Borrower of any of its securities; (i) all issued and outstanding securities of Borrower were issued in compliance with all applicable state and federal laws concerning the issuance of securities; (j) Borrower has made available to Lender (by public filing with the Securities and Exchange Commission (“SEC”) or otherwise) a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Borrower with the SEC since January 1, 2010 (the "SEC Documents"); (k) the SEC Documents were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by Borrower under the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder since January 1, 2010; (l) as of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1933 Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (m) the consolidated financial statements of Borrower included in the SEC Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act) and fairly presented, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material), the consolidated financial position of Borrower as of their respective dates and the consolidated statements of income and the consolidated cash flows of Borrower for the periods presented therein; (n) a complete and accurate list of all of Borrower’s outstanding indebtedness for borrowed money, including the name of the holder of such indebtedness, the amount of such indebtedness and the number of shares of Borrower’s common stock into which such indebtedness is convertible, is set forth on the attached Schedule 7(n); (o) attached hereto as Schedule 7(o) is a true, complete and accurate copy of that certain License Agreement, dated as of September 2, 2010, by and between Borrower and Zus Health, LLC (the “License Agreement”); and (p) the minimum sales levels required by Section 3.2 of the License Agreement have not been satisfied and, other than the License Agreement, neither Borrower nor either of the Subsidiaries has entered into any agreement or arrangement to exclusively sell, lease or license any product to any third-party.

8.

Representations and Warranties of Lender.  Lender makes the following representations and warranties to Borrower: (a) Lender is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Michigan; (b) Lender has the requisite limited liability company power to own and operate its properties and assets, carry on its business as presently conducted, and execute and deliver this Agreement and the Loan Documents to which it is a party; (c) all action on the part of Lender, its managers and members necessary for the authorization, execution and delivery of the Loan Documents by Lender and for the performance of Lender’s obligations hereunder has been taken; (d) each of the Loan Documents to which Lender is a party constitutes the legal and binding obligation of Lender, enforceable against Lender in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights and general principles of equity; (e) the Loan is being made for Lender’s own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act; (f) Lender is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act; (g) Lender has such knowledge and experience in financial and business matters that Lender  is capable of independently evaluating the risks and merits of making the Loans; and (h) Lender acknowledges that neither the Notes nor the shares of common stock issuable upon conversion of the Convertible Note or the exercise of the Warrant have been registered under the 1933 Act or under the securities laws of any other jurisdiction, and therefore may not be resold unless they are subsequently registered under the 1933 Act and any applicable state blue sky law or an exemption from registration is available under the 1933 Act and any applicable state blue sky law.

9.

Negative Covenants.  Until such time as the Loan is repaid in full, Borrower covenants with Lender that Borrower shall not take any of the following actions, and shall not cause either of the Subsidiaries to take any of the following actions, without the prior written consent of Lender: (a) purchase or retire any of its shares of capital stock or declare any dividends on, or make any other distributions with respect to, any shares of its capital stock; (b) sell, transfer or otherwise dispose of all or any portion of its assets or shares of capital stock (whether by merger, consolidation, recapitalization or otherwise) as a result of which stockholders immediately prior to such transaction possess less than 50% of the voting power of the acquiring or surviving entity immediately following such transaction; (c) except for the Loan, incur any indebtedness for borrowed money or become liable, whether as an endorser, guarantor, surety, or otherwise, for any debt or obligation of any other person or entity; (d) pledge, mortgage or otherwise encumber, or subject to or permit to exist upon or be subjected to any lien, security interest or charge, any of its asset or any property of any kind or character, except for liens for taxes not yet due which are being contested and other statutory liens incurred in the ordinary course of business; (e) enter into any transaction, agreement or arrangement with any director, employee, officer or affiliate of Borrower, or any close relative of any director, officer or affiliate of Borrower, on terms which are less favorable to Borrower or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between parties not affiliated with each other; or (f) change the senior management of Borrower, including replacing Andrew Dahl as CEO and President or Phillip Rice as CFO.

10.

Affirmative Covenants.  Until such time as the Loan is repaid in full, Borrower covenants with Lender that Borrower shall: (a) furnish to Lender monthly financial statements containing at a minimum a consolidated balance sheet, income statement and statement of cash flow, together with analyses of variances from the annual operating budget and detailed use of the proceeds from the Loans, no later than twenty (20) days after the end of each month, and such additional information, reports, budgets or statements as Lender may from time to time reasonably request in connection with this Agreement; (b) file all periodic reports (including Forms 10-Q and Forms 10-K) required by the Exchange Act in a timely manner; (c) promptly (and in any event within five (5) days after receipt) notify Lender of any actions, suits, proceedings or claims before any court, governmental department, commission, board, bureau, agency or instrumentality, commenced or threatened against Borrower or either of its Subsidiaries; (d)  promptly (and in any event within five (5) days after receipt) provide Lender with a copy of any management letter or comparable analysis from Borrower’s auditors; (e) provide to Lender within thirty (30) days prior to the beginning of each fiscal year the annual operating budget of Borrower and its Subsidiaries for such fiscal year; (f) and shall cause each Subsidiary to, comply in all respects with the requirements of all applicable federal, state, and local laws, rules, regulations, ordinances and orders; and (g) permit, upon reasonable notice, a representative of Lender to inspect the books, records, budgets, documents and properties of Borrower at reasonable times and to make copies and abstracts of such books and records and any documents relating to such properties, and to discuss the Borrower's affairs, finances, and accounts with its officers and auditors.

11.

Board Rights.  As long as Lender owns at least two percent (2%) of the issued and outstanding shares of Borrower’s common stock or any portion of the Loan remains outstanding, Borrower shall invite two (2) representatives of Lender to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representatives copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representatives shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that Borrower reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could reasonably be expected to adversely affect the attorney-client privilege between Borrower and its counsel.

12.

Miscellaneous.

(a)

Entire Agreement.  This Agreement, together with the Loan Documents, constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes any and all prior arrangements, agreements or understandings (whether written or oral) with respect to the subject matter of this Agreement. All prior correspondence and proposals (including, without limitation, term sheets and summaries of proposed terms) and all prior offer letters, promises, representations, understandings, arrangements and agreements relating to such subject matter are merged herein and superseded hereby.

(b)

Binding Effect.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(c)

Governing Law.  This Agreement shall be governed by and construed under the internal laws of the State of Michigan, without giving effect to principles of conflicts of laws. Borrower and Lender irrevocably submit to the exclusive jurisdiction of the State or Federal courts sitting in the State of Michigan with respect to any dispute or controversy arising out of this Agreement or the other Loan Documents.  The parties do knowingly, voluntarily and intelligently waive their constitutional right to a trial by jury with respect to any claim, dispute, conflict, or contention, if any, as may arise under this Agreement, and agree that any litigation between the parties concerning this Agreement shall be heard in the Michigan Courts sitting without a jury.  The parties have each reviewed the effect of this waiver of jury trial with their respective competent legal counsel, or have been afforded the opportunity to do so, prior to signing this Agreement.

(d)

Notices. All notices and other communications required or permitted hereunder shall be in writing (or in the form of a telecopy (confirmed in writing) to be given only during the recipient’s normal business hours unless arrangements have otherwise been made to receive such notice by telecopy outside of normal business hours) and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, messenger, or telecopy (as provided above) addressed:  (i) if to Lender, at the address as such Lender shall have furnished to Borrower in writing, or (ii) if to Borrower, to the address specified above or at such other address as Borrower shall have furnished in writing to Lender. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if by telecopy pursuant to the above, when received.

(e)

Legal Representation. The parties acknowledge and agree that they have fully and carefully read this Agreement (and the Loan Documents) in its entirety and have had the opportunity to consult with legal counsel.

(f)

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.  Copies (whether photostatic, facsimile or otherwise) of this Agreement may be made and relied upon to the same extent as an original.

(g)

Employment Agreement.   Within five (5) days after the date hereof, Borrower and Andrew Dahl shall enter into an employment agreement pursuant to which Mr. Dahl shall serve as CEO of Borrower, on terms and conditions mutually acceptable to Borrower, Lender and Mr. Dahl.

[Signatures on next page]

IN WITNESS WHEREOF, the parties have executed this Loan Agreement as of the date first written above.

BORROWER:

HEALTH ENHANCEMENT PRODUCTS, INC.,

a Nevada corporation

/s/ Andrew Dahl

Andrew Dahl, Duly Authorized

LENDER:

HEP INVESTMENTS LLC, a Michigan limited

liability company

/s/ Laith Yaldoo

LaithYaldoo, Manager

Exhibits:

A

Note

B

Use of Proceeds

C

Security Agreement

D

Guaranty

E

Subsidiaries’ Security Agreement

F

IP Security Agreement

G

Warrant

H

Registration Rights Agreement

[Signature Page to Loan Agreement]